Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Fourth Quarter and Full Year 2025 Results

(FAIRMONT, WV) February 12, 2026 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the fourth quarter and year ended December 31, 2025. The Fintech-enabled bank powering payments, banking-as-a-service, Fintech lending sponsorship and gaming programs for leading Fintech companies nationwide reported net income of $4.2 million, or $0.33 basic and $0.32 diluted earnings per share, for the fourth quarter 2025.

Fourth Quarter 2025 Highlights As Compared To Third Quarter 2025
Net interest income grew 6.8% to $28.4 million.
Expanded net interest margin by 17 basis points to 3.70%.
Strong loan growth at 3.7%.
Noninterest bearing deposits up to 40.3% of total deposits.
Payment card and service charge income increased 19.4%.
Maintained strong capital and liquidity positions.
Onboarding payment opportunities and pipeline remained robust.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“MVB delivered solid fourth quarter results to close out a successful 2025, with strong momentum building across our entire business platform. We benefited from the tailwind of net interest income growth, net interest margin expansion and a third consecutive quarter of strong loan growth. Loan pipelines remain healthy and core fee income categories continue to build momentum as we enter the first quarter of 2026, positioning us for sustained growth.

“2025 was a year of significant accomplishment for MVB – one in which we strengthened fundamentals across the board, sharpened our strategic focus and laid the groundwork for sustained improvement. Additionally, the successful sale of Victor validated our innovative Fintech incubator strategy, while providing capital flexibility to accelerate our growth initiatives and further optimize our balance sheet. We’re executing on our strategic initiatives and building toward enhanced profitability that positions us well for 2026 and beyond. In addition, my recent personal decision to exercise options and retain all shares underscores my deep confidence in our strategic execution and strong momentum in our business.”

FOURTH QUARTER 2025 HIGHLIGHTS
•Continued strong loan growth and net interest margin expansion drive robust net interest income growth.
•Net interest income and net interest income on a fully tax-equivalent basis, a non-GAAP financial measure1, increased $1.8 million, or 6.8%, to $28.4 million and $1.7 million, or 6.5%, to $28.5 million, respectively, relative to the prior quarter, primarily reflecting a higher net interest margin and higher average earning asset balances.
•Net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP financial measure1, was 3.70% and 3.71%, up 17 and 16 basis points, respectively, from the prior quarter, primarily reflecting lower funding costs and higher average earning asset yields.
•Total cost of funds was 2.30%, a nine basis point improvement from the prior quarter, reflecting lower rates paid on all interest-bearing deposit categories and a positive shift in the mix of interest-bearing liabilities.
•The yield on average earning assets was 5.94%, up four basis points from the prior quarter, reflecting a positive shift in the mix of earning assets, including higher loan and investment portfolio balances and less cash, and higher investment portfolio yields, owing to the previously-disclosed balance sheet restructuring actions.
•Total loan balances were $2.34 billion at December 31, 2025, an increase of $83.8 million, or 3.7%, from September 30, 2025, and $243.0 million, or 11.6%, from December 31, 2024. The increase relative to the prior quarters reflects stronger loan demand and improved market conditions.
•Deposit mix shift improvement led by growth in noninterest bearing deposits.
•Total deposits increased $66.0 million, or 2.4%, to $2.84 billion at December 31, 2025 relative to the prior quarter. Noninterest bearing deposits (“NIB”) totaled $1.14 billion as of December 31, 2025, an increase of $117.5 million, or 11.4%, from September 30, 2025 and $203.7 million, or 21.6%, from December 31, 2024. NIB deposits represented 40.3% of total deposits as of
December 31, 2025, compared to 37.0% of total deposits as of September 30, 2025 and 34.9% as of December 31, 2024. Growth in NIB deposits compared to prior quarters primarily reflected strong growth from new and existing relationship partners.
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

•Noninterest income and noninterest expense lower due to previously disclosed events; Core fee categories show momentum.
•Noninterest income totaled $10.7 million for the fourth quarter of 2025, a decline of $23.9 million, or 69.1%, from the prior quarter, due primarily to the $34.1 million gain on sale of Victor Technologies, Inc. (“Victor”), partially offset by the $7.6 million net loss on the sale of available-for-sale investment securities related to the strategic repositioning of the securities portfolio during the third quarter of 2025.
•Payment card and service charge income was $4.5 million, up 19.4% from $3.8 million during the prior quarter, due primarily to higher card acquiring income and interchange income. Equity method investment income from MVB’s mortgage segment was $2.8 million, up from $2.4 million in the prior quarter.
•Noninterest expense totaled $31.5 million, a decline of $1.8 million, or 5.5%, from the prior quarter, due primarily to a decline in compensation-related costs associated with the sale of Victor during the prior quarter.
•Measures of foundational strength were generally stable.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 11.1%, 13.7%, and 14.5%, respectively, compared to 11.1%, 14.1%, and 15.0%, respectively, at the prior quarter-end.
•The common equity to assets ratio and tangible common equity ratio, a non-GAAP financial measure1, were both 10.1% as of December 31, 2025, in line with the prior quarter-end level.
•Book value per common share and tangible book value per common share, a non-GAAP measure1, were $26.26 and $26.17, respectively, which represent increases of 0.7% relative to the prior quarter-end.
•Nonperforming loans totaled $30.7 million, or 1.3% of total loans, as of December 31, 2025, compared to $26.2 million, or 1.2% of total loans, as of the prior quarter-end. Approximately two-thirds of nonperforming loans consist of commercial real estate and residential mortgage loans with a weighted-average loan to value of 55.5%.
•Criticized loans as a percentage of total loans were 3.6% as of December 31, 2025, compared to 4.1% as of the prior-quarter end.
•Classified loans as a percentage of total loans were 2.3% as of December 31, 2025, compared to 2.4% as of the prior quarter end.
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

•Net charge-offs were $3.9 million, or 0.68% annualized of total loans, compared to $0.7 million, or 0.12% annualized of total loans for the prior quarter. The increased level of net charge-offs for the quarter is attributed to aggressively managing certain commercial and industrial and Small Business Administration credits where we had built specific reserves and is expected to normalize going forward. The provision for credit losses totaled $2.1 million, compared to $4.4 million for the prior quarter. Provision expense for the fourth quarter of 2025 included strong loan growth. The allowance for credit losses was 0.93% of total loans at December 31, 2025, as compared to 1.03% at the prior quarter-end.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-

looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions, including, without limitation, the imposition of international trade policies and any retaliatory responses thereto; changes in demand for loan products and deposit flow; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Michael R. Sumbs, Executive Vice President and Chief Financial Officer
(844) 682-2265
msumbs@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures, nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by the Company. As a complement to GAAP financial measures, management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	2025	2025	2024	2025	2024
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$45,490	$44,220	$43,058	$175,323	$185,842
Interest expense	17,111	17,647	18,154	67,915	76,644
Net interest income	28,379	26,573	24,904	107,408	109,198
Provision for credit losses	2,143	4,427	331	8,737	3,541
Net interest income after provision for credit losses	26,236	22,146	24,573	98,671	105,657

Total noninterest income	10,701	34,612	21,280	60,266	42,913

Noninterest expense:
Salaries and employee benefits	17,372	21,399	18,795	70,984	67,955
Other expense	14,114	11,932	14,825	51,103	54,271
Total noninterest expenses	31,486	33,331	33,620	122,087	122,226

Income before income taxes	5,451	23,427	12,233	36,850	26,344
Income taxes	1,226	6,291	2,795	9,928	6,099
Net income, before noncontrolling interest	4,225	17,136	9,438	26,922	20,245
Net loss (income) attributable to noncontrolling interest	—	—	2	18	(154)
Net income available to common shareholders	$4,225	$17,136	$9,440	$26,940	$20,091

Earnings per share - basic	$0.33	$1.36	$0.73	$2.11	$1.56
Earnings per share - diluted	$0.32	$1.32	$0.72	$2.06	$1.53

Noninterest Income
(Unaudited) (Dollars in thousands)

	Three Months Ended			Twelve Months Ended
	2025	2025	2024	2025	2024
	Fourth Quarter	Third Quarter	Fourth Quarter
Card acquiring income	$908	$500	$489	$2,455	$1,413
Service charges on deposits	831	970	859	4,034	4,573
Interchange income	2,741	2,283	2,470	11,382	10,314
Total payment card and service charge income	4,480	3,753	3,818	17,871	16,300

Equity method investments income	2,796	2,395	1,319	8,151	1,421
Compliance and consulting income	21	56	1,110	584	4,675
Gain (loss) on sale of loans	—	—	1,012	(149)	1,038
Investment portfolio gains (losses)	3,452	(6,638)	721	(3,660)	1,945
Gain on divestiture activity	160	34,086	—	34,854	—
(Loss) gain on disposal of assets	—	(47)	11,771	(404)	11,703
(Loss) gain on derivatives	(466)	—	60	(466)	60
Other noninterest income	258	1,007	1,469	3,485	5,771

Total noninterest income	$10,701	$34,612	$21,280	$60,266	$42,913

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2025	September 30, 2025	December 31, 2024
Cash and cash equivalents	$244,125	$300,042	$317,913
Securities available-for-sale, at fair value	410,510	324,709	410,959
Equity securities	50,643	44,199	42,583
Loans receivable	2,343,163	2,259,386	2,100,131
Less: Allowance for credit losses	(21,827)	(23,322)	(19,663)
Loans receivable, net	2,321,336	2,236,064	2,080,468
Premises and equipment, net	10,379	10,351	12,475
Assets held-for-sale	—	—	2,278
Other assets	271,925	317,588	262,028
Total assets	$3,308,918	$3,232,953	$3,128,704

Noninterest-bearing deposits	$1,144,682	$1,027,231	$940,994
Interest-bearing deposits	1,697,364	1,748,847	1,752,621
Subordinated debt	74,026	73,976	73,787
Liabilities held-for-sale	—	—	720
Other liabilities	58,878	55,147	54,791
Stockholders' equity	333,968	327,752	305,791
Total liabilities and stockholders' equity	$3,308,918	$3,232,953	$3,128,704

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$363,831	$3,618	3.95%	$410,979	$4,396	4.24%	$358,699	$4,191	4.65%
Investment securities:
Taxable	330,865	3,888	4.66	299,747	3,144	4.16	290,468	2,199	3.01
Tax-exempt [1]	53,162	556	4.15	94,081	822	3.47	105,190	851	3.22
Loans and loans held-for-sale: [2]
Commercial	1,720,707	30,663	7.07	1,589,996	29,194	7.28	1,504,730	28,727	7.59
Tax-exempt [1]	2,399	27	4.47	2,588	29	4.45	2,939	32	4.33
Real estate	500,193	5,412	4.29	527,420	5,638	4.24	560,790	6,025	4.27
Consumer	73,657	1,449	7.80	61,642	1,177	7.58	64,700	1,219	7.50
Total loans	2,296,956	37,551	6.49	2,181,646	36,038	6.55	2,133,159	36,003	6.71
Total earning assets	3,044,814	45,613	5.94	2,986,453	44,400	5.90	2,887,516	43,244	5.96
Less: Allowance for credit losses	(23,497)			(21,157)			(21,542)
Cash and due from banks	11,614			11,012			6,407
Other assets	309,283			299,774			284,294
Total assets	$3,342,214			$3,276,082			$3,156,675

Liabilities
Deposits:
NOW	$820,803	$5,687	2.75%	$746,687	$5,676	3.02%	$529,505	$4,092	3.07%
Money market checking	481,573	2,864	2.36	486,684	3,216	2.62	344,546	2,296	2.65
Savings	153,130	1,147	2.97	151,801	1,249	3.26	68,875	288	1.66
IRAs	7,406	66	3.54	7,410	67	3.59	8,085	92	4.53
CDs	587,912	6,429	4.34	601,020	6,628	4.38	834,668	10,561	5.03
Repurchase agreements and federal funds sold	3,153	13	1.64	3,309	14	1.68	3,904	21	2.14
FHLB and other borrowings	—	—	—	145	—	—	11	—	—
Subordinated debt	74,015	905	4.85	73,951	797	4.28	73,765	804	4.34
Total interest-bearing liabilities	2,127,992	17,111	3.19	2,071,007	17,647	3.38	1,863,359	18,154	3.88
Noninterest-bearing demand deposits	824,967			862,124			961,142
Other liabilities	58,816			43,482			35,055
Total liabilities	3,011,775			2,976,613			2,859,556

Stockholders’ equity
Common stock	13,954			13,883			13,785
Paid-in capital	168,589			166,488			163,986
Treasury stock	(26,917)			(25,578)			(16,741)
Retained earnings	189,132			172,258			161,382
Accumulated other comprehensive loss	(14,319)			(27,582)			(25,416)
Total stockholders’ equity attributable to parent	330,439			299,469			296,996
Noncontrolling interest	—			—			123
Total stockholders’ equity	330,439			299,469			297,119
Total liabilities and stockholders’ equity	$3,342,214			$3,276,082			$3,156,675

Net interest spread (tax-equivalent)			2.75%			2.52%			2.08%
Net interest income and margin (tax-equivalent) [1]		$28,502	3.71%		$26,753	3.55%		$25,090	3.46%
Less: Tax-equivalent adjustments		$(123)			$(180)			$(186)
Net interest spread			2.74%			2.49%			2.05%
Net interest income and margin		$28,379	3.70%		$26,573	3.53%		$24,904	3.43%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 12.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$387,985	$16,340	4.21%	$422,165	$21,814	5.17%
Investment securities:
Taxable	315,936	12,618	3.99	261,986	7,693	2.94
Tax-exempt [1]	86,231	3,052	3.54	104,765	3,287	3.14
Loans and loans held-for-sale: [2]
Commercial	1,573,561	116,248	7.39	1,570,284	122,839	7.82
Tax-exempt [1]	2,632	117	4.45	3,175	139	4.38
Real estate	527,951	22,737	4.31	564,633	25,474	4.51
Consumer	64,840	4,878	7.52	70,943	5,314	7.49
Total loans	2,168,984	143,980	6.64	2,209,035	153,766	6.96
Total earning assets	2,959,136	175,990	5.95	2,997,951	186,560	6.22
Less: Allowance for loan losses	(20,947)			(22,108)
Cash and due from banks	9,472			5,246
Other assets	309,450			302,304
Total assets	$3,257,111			$3,283,393

Liabilities
Deposits:
NOW	$687,351	$19,463	2.83%	$521,337	$17,587	3.37%
Money market checking	416,336	10,457	2.51	396,881	12,770	3.22
Savings	128,233	3,898	3.04	115,270	3,756	3.26
IRAs	7,487	282	3.77	7,990	338	4.23
CDs	664,472	30,394	4.57	760,714	38,654	5.08
Repurchase agreements and federal funds sold	3,427	66	1.93	3,477	44	1.27
FHLB and other borrowings	1,300	59	4.54	25	2	6.46
Senior term loan[3]	—	—	—	2,355	264	11.21
Subordinated debt	73,922	3,296	4.46	73,667	3,229	4.38
Total interest-bearing liabilities	1,982,528	67,915	3.43	1,881,716	76,644	4.07
Noninterest-bearing demand deposits	915,744			1,071,900
Other liabilities	48,764			37,683
Total liabilities	2,947,036			2,991,299

Stockholders’ equity
Common stock	13,865			13,738
Paid-in capital	166,424			162,811
Treasury stock	(21,854)			(16,741)
Retained earnings	176,329			161,181
Accumulated other comprehensive loss	(24,698)			(28,821)
Total stockholders’ equity attributable to parent	310,066			292,168
Noncontrolling interest	9			(74)
Total stockholders’ equity	310,075			292,094
Total liabilities and stockholders’ equity	$3,257,111			$3,283,393

Net interest spread (tax-equivalent)			2.52%			2.15%
Net interest income and margin (tax-equivalent) [1]		$108,075	3.65%		$109,916	3.67%
Less: Tax-equivalent adjustments		$(667)			$(718)
Net interest spread			2.49%			2.13%
Net interest income and margin		$107,408	3.63%		$109,198	3.64%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 12.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	2025	2025	2024	2025	2024
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income	$4,225	$17,136	$9,440	26,940	20,091
Earnings per share - basic	$0.33	$1.36	$0.73	$2.11	$1.56
Earnings per share - diluted	$0.32	$1.32	$0.72	$2.06	$1.53
Cash dividends paid per common share	$0.17	$0.17	$0.17	$0.68	$0.68
Book value per common share	$26.26	$26.07	$23.61	$26.26	$23.61
Tangible book value per common share [1]	$26.17	$25.98	$23.37	$26.17	$23.37
Weighted-average shares outstanding - basic	12,630,451	12,615,475	12,937,364	12,775,242	12,890,161
Weighted-average shares outstanding - diluted	13,082,568	13,010,527	13,195,215	13,105,521	13,136,758

Performance Ratios:
Return on average assets [2]	0.5%	2.1%	1.2%	0.8%	0.6%
Return on average equity [2]	5.1%	22.9%	12.7%	8.7%	6.9%
Net interest margin 3 4	3.71%	3.55%	3.46%	3.65%	3.67%
Efficiency ratio [5]	80.6%	54.5%	72.8%	72.8%	80.4%
Overhead ratio 2 6	3.8%	4.1%	4.3%	3.7%	3.7%
Equity to assets	10.1%	10.1%	9.8%	10.1%	9.8%

Asset Quality Data and Ratios:
Charge-offs	$4,143	$967	$2,677	$7,125	$7,757
Recoveries	$256	$295	$1,153	$1,526	$3,357
Net loan charge-offs to total loans 2 7	0.68%	0.12%	0.29%	0.26%	0.20%
Allowance for credit losses	$21,827	$23,322	$19,663	$21,827	$19,663
Allowance for credit losses to total loans [8]	0.93%	1.03%	0.94%	0.93%	0.94%
Nonperforming loans	$30,655	$26,214	$24,607	$30,655	$24,607
Nonperforming loans to total loans	1.3%	1.2%	1.2%	1.3%	1.2%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$1,127,211	$1,174,362	$1,025,742	$1,127,211	$1,025,742
Loans originated	$1,455,199	$1,546,353	$1,325,698	$5,664,857	$5,228,415
Loans closed	$1,027,560	$1,014,469	$947,004	$3,812,413	$3,366,493
Loans sold	$721,185	$702,938	$777,821	$2,767,843	$2,988,639
1 Common equity less total goodwill and intangibles per common share, a non-GAAP measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 12.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held for sale.
9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-GAAP Reconciliation: Net Interest Income and Net Interest Margin on a Fully Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest income on a fully tax-equivalent basis and net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest margin - GAAP basis
Net interest income	$28,379	$26,573	$24,904	$107,408	$109,198
Average interest-earning assets	3,044,814	2,986,453	2,887,516	2,959,136	2,997,951
Net interest margin	3.70%	3.53%	3.43%	3.63%	3.64%

Net interest margin - non-GAAP basis
Net interest income	$28,379	$26,573	$24,904	$107,408	$109,198
Impact of fully tax-equivalent adjustment	123	180	186	667	718
Net interest income on a fully tax-equivalent basis	$28,502	$26,753	$25,090	$108,075	$109,916
Average interest-earning assets	3,044,814	2,986,453	2,887,516	2,959,136	2,997,951
Net interest margin on a fully tax-equivalent basis	3.71%	3.55%	3.46%	3.65%	3.67%

Non-GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	December 31, 2025	September 30, 2025	December 31, 2024
Tangible Book Value per Common Share
Goodwill	$1,200	$1,200	$2,838
Intangibles	—	—	262
Total intangibles	$1,200	$1,200	$3,100

Total equity attributable to parent	$333,968	$327,752	$305,679
Less: Total intangibles	(1,200)	(1,200)	(3,100)
Tangible common equity	$332,768	$326,552	$302,579

Tangible common equity	$332,768	$326,552	$302,579
Common shares outstanding (000s)	12,716	12,570	12,945
Tangible book value per common share	$26.17	$25.98	$23.37

Tangible Common Equity Ratio
Total assets	$3,308,918	$3,232,953	$3,128,704
Less: Total intangibles	(1,200)	(1,200)	(3,100)
Tangible assets	$3,307,718	$3,231,753	$3,125,604

Tangible assets	$3,307,718	$3,231,753	$3,125,604
Tangible common equity	$332,768	$326,552	$302,579
Tangible common equity ratio	10.1%	10.1%	9.7%

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